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                                                                      EXHIBIT 11

                                  CLARCOR INC.

                 EXHIBIT 11--COMPUTATION OF PER SHARE EARNINGS

                   FOR THE FIVE YEARS ENDED NOVEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                   FISCAL YEARS ENDED NOVEMBER 30,
                                    --------------------------------------------------------------
AVERAGE SHARES OUTSTANDING             1997         1996         1995         1994         1993
--------------------------          ----------   ----------   ----------   ----------   ----------
1.   Average number of shares
       outstanding................  16,088,981   15,938,421   15,900,415   15,869,463   15,887,373
2.   Net additional shares
       resulting from assumed
       exercise of stock
       options*...................     312,563      221,223      256,346      226,022      201,999
                                    ----------   ----------   ----------   ----------   ----------
3.   Adjusted average shares
       outstanding for fully
       diluted computation (1 plus
       2).........................  16,401,544   16,159,644   16,156,761   16,095,485   16,089,372
                                    ==========   ==========   ==========   ==========   ==========
Earnings per share of common
 stock:
     Primary......................       $1.67        $1.63        $1.48        $1.35        $1.09
                                    ==========   ==========   ==========   ==========   ==========
     Assuming full dilution.......       $1.64        $1.61        $1.45        $1.33        $1.07
                                    ==========   ==========   ==========   ==========   ==========

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* Assumes proceeds from exercise of stock options used to purchase treasury shares at the greater of the year-end or the average market price during the period.

Note: Prior period amounts have been restated to reflect the results of United Air Specialists, Inc. under the requirements of pooling of interests accounting.